Exhibit 99.1

Verb Technology Company (Nasdaq: VERB) Successfully Closes $558 Million

Private Placement to Launch First Publicly Listed TON Treasury Strategy

Company, in Partnership with Kingsway Capital

Majority of net proceeds from offering will support purchases of Toncoin, the native cryptocurrency of The Open Network (“TON”) blockchain

Las Vegas, Nevada, August 8, 2025 -- Verb Technology Company, Inc. (Nasdaq: VERB) (“the Company”), today announced the successful closing of its previously announced upsized and oversubscribed $558 million private placement (“PIPE transaction”), in partnership with Kingsway Capital (“Kingsway”). The completion of the PIPE transaction marks a critical milestone in the Company’s plans to become the first and largest publicly traded treasury reserve of Toncoin ($TON). $TON is the native cryptocurrency of TON blockchain, the blockchain integrated with Telegram, one of the world’s most widely used messaging platforms.

The PIPE transaction, which priced approximately 58.7 million shares of common stock, included participation from over 110 institutional and crypto-native investors, led by Kingsway and anchored by Vy Capital, Blockchain.com, Ribbit Capital, and Graticule (GAMA). Additional investors include CMCC Global, Pantera, MEXC Ventures, ParaFi Capital, Luxor Capital, Arrington Capital, Animoca, Kraken, Primitive Ventures, BitGo, FalconX, Orbs Group, The Open Platform (TOP), TVM Ventures, Kenetic, Hivemind Capital, UNCAP, Pacific Coast Venture Partners, and several high-profile crypto founders like Guy Young, Founder of Ethena Labs.

“As the exclusive blockchain infrastructure powering Telegram’s Mini App ecosystem, we believe in the utility and potential growth in adoption of Toncoin,” said Manuel Stotz, incoming Executive Chairman. “With today’s completed placement and the backing of an exceptional list of investors, we are building a next-generation treasury platform to define a new category of digital asset reserves.”

Company Strategy

The Company plans to immediately begin using the majority of the net proceeds from the PIPE transaction to acquire $TON, which will serve as its primary treasury reserve asset. The strategy is expected to generate sustainable staking rewards to initiate, manage, and grow the Company’s $TON exposure in a cash flow positive manner. The Company intends to rebrand as TON Strategy Co. (“TSC”) to reflect its new direction. In addition, the Company will continue to operate its existing business units, each of which leverages its social commerce technology and video marketing expertise, which are expected to expand.

Company Leadership and Special Advisor

As previously announced, the Company will be led by a deeply experienced team driving its digital asset strategy:

●	Executive Chairman Manuel Stotz is the Founder & CEO of Kingsway and serves as President of the TON Foundation. He brings over 15 years of global investment experience and has led Kingsway’s evolution into a top institutional investor in the blockchain ecosystem. Stotz also serves on the board of Blockchain.com and was an early supporter of $TON and the TON ecosystem.

●	Chief Executive Officer Veronika Kapustina previously served as a Senior Advisor to the TON Foundation, where she was instrumental in designing its global ecosystem initiatives. She began her career at Morgan Stanley, advising clients on capital markets and tech M&A, and brings a unique blend of institutional finance, venture capital, and blockchain experience to her role at the Company.

●	Chief Financial Officer Sarah Olsen is the Co-Founder of Europa Partners and former Head of Corporate Development for Onyx by JP Morgan, where she led strategic initiatives across blockchain, payments, and tokenized assets. Olsen’s expertise spans traditional financial infrastructure and digital asset innovation.

●	Special Advisor Peter Smith is the CEO and Co-Founder of Blockchain.com, one of the world’s leading global crypto infrastructure platforms. A pioneer in the industry, Smith has guided Blockchain.com through multiple growth cycles and brings invaluable insight into market structure, regulation, and global adoption trends.

Advisors

Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, served as lead financial advisor to Kingsway and sole placement agent to the Company.

Reed Smith LLP served as legal advisor to Kingsway. Perkins Coie LLP served as legal advisor to the Company. Brownstein Hyatt Farber Schreck served as Nevada legal advisor to the Company. Morgan Lewis served as legal advisor to Cohen & Company Capital Markets.

About VERB

Verb Technology Company, Inc. (Nasdaq: VERB), is transforming the landscape of social commerce. The Company operates multiple business units, each of which leverages the Company’s social commerce technology and video marketing expertise. MARKET.live, together with recently acquired AI social commerce technology innovator LyveCom, is a multi-vendor, livestream social shopping platform that allows brands and merchants to deliver a true omnichannel livestream shopping experience across their own websites, apps, and social platforms. Advanced AI capabilities power real-time user-generated-content creation, automated video content repurposing for high conversion video ads, and AI-powered virtual live shopping hosts that are virtually indistinguishable from human hosts, capable of real-time audience engagement. Brands utilize the Company’s proprietary AI model trained on tens of thousands of video commerce interactions to automate content creation and intelligent tools designed to optimize merchandising strategies and increase conversion rates.

The Company is headquartered in Las Vegas, NV and operates full-service production and creator studios in the Los Angeles, California vicinity.

For more information, please visit: www.verb.tech

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the Company’s Toncoin holdings, the implementation of its TON treasury strategy, the anticipated rebranding of the Company, expected changes in board management of the Company, the future of the Company’s ongoing business operations, and other initiatives. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. Important factors that may affect actual results or outcomes include, but are not limited to: risks related to whether the Company will be able to satisfy the conditions required to close the transactions; the potential impact of market and other general economic conditions; the ability of the Company to successfully execute its business plan and achieve the intended benefits thereof; the Company’s failure to manage growth effectively; the Company’s failure to fully realize the anticipated benefits of the PIPE Transaction; and other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 filed with the SEC, and in the Company’s subsequent filings with the SEC. These forward-looking statements speak only as of the date hereof, and the Company disclaims any obligation to update these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Important Information

The offer and sale of the foregoing securities were made in a private placement in reliance on an exemption from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and applicable state securities laws. Accordingly, the securities offered in the private placement may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirement of the Securities Act and such applicable state securities laws. Concurrently with the execution of the securities purchase agreements, the Company and the investors entered into a registration rights agreement pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the shares of common stock to be issued or issuable in connection with the offering.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, nor shall there be any sale of any securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Media Contact:

Edelman Smithfield

tonstrat@edelmansmithfield.com

Source: Verb Technology Company, Inc.